EXHIBIT 1.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Sponsors, Trustee and Holders of Defined Asset Funds -- Government Securities Income Fund, U.S. Government Zero Coupon Bond Series 8


We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement Number 333-36109 on Form S-6 of our report dated June 30, 2008, relating to the financial statements of Defined Asset Funds -- Government Securities Income Fund, U.S. Government Zero Coupon Bond Series 8 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP
Chicago, Illinois
July 29, 2009

















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